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                                                                   Exhibit 10.10

                      FIRST AMENDMENT TO AGREEMENT OF LEASE

         This FIRST AMENDMENT TO AGREEMENT OF LEASE ("First Amendment") is made and entered into as of the 22nd day of June, 2000 at Boston, Suffolk County, Commonwealth of Massachusetts, by and between Joseph Biotti, Jr. and Francis Biotti, Trustees of One Nevada Realty Trust under Declaration of Trust dated September 14, 1984 and filed for registration with Middlesex South Registry District of the Land Court as Document No. 667834 and their heirs, executors, successors and assigns where the context so admits ("Lessor") and Matritech, Inc. a Delaware corporation and its successors, legal representatives and assigns where the context so admits ("Lessee").

                         W I T N E S S E T H   T H A T

         Whereas, Lessor and Lessee entered into an Agreement of Lease (the "330 NEVADA STREET LEASE"), dated as of the 6th day of October, 1995, with respect to approximately 22,500 square feet of space, more or less, on the second floor of the building known as numbered as 330 Nevada Street, Newtonville, Massachusetts 02460 (the "330 NEVADA STREET BUILDING");

         Whereas, Lessee had no options under the 330 Nevada Street Lease to extend its tenancy;

         Whereas, the Lessee desires to extend the 330 Nevada Street Lease for one five (5) year period and the Lessor, in accordance with the terms of this First Amendment is willing to do so and both Lessee and Lessor seek to memorialize the terms of their agreement pertaining to such extension of the 330 NEVADA STREET LEASE, as set forth herein:

         Whereas, all other parties which had an interest to lease the Premises after Lessee's current tenancy expires have waived their rights to lease the Premises;

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         NOW, THEREFORE, Lessor and Lessee, for and in consideration of the mutual covenants hereinafter contained, agree as follows, effective January 1, 2001:

         1. Term: Article I, paragraph A is hereby modified by replacing the last line thereof with the following:

                       "shall end on December 31, 2005."

         2. Annual Rental: Article I, paragraph C is hereby deleted in its entirety and the following is substituted therefor:

                       "The annual rental for each year of the Term shall be four hundred five thousand dollars ($405,000.00) for the demised premises ($33,750 per month)."

         3. Monthly Rental Installment: That certain reference in Article IV, paragraph A(1) of "$19,218.75" is hereby changed to "$33,750.00".

         4. Security Deposit: The principal amount of the security deposit presently in place under the Agreement pursuant to Article I, paragraph D is $57,656.25 (which is equal to three months' rent at $19,218.75) (the "Existing Security Principal"). On or before January 1, 2001, Lessee agrees to add $21,000.00 to the Existing Security Principal at which point the total Principal Security Deposit will be $78,656.25.

         5. Notices: Article I, paragraph (E)(1), subpart (a.) is hereby changed as follows:

                  a. If to Lessor, to 320 Nevada Street, Newtonville, Massachusetts 02460, with a copy to Loyd M. Starrett, Esq., Mahoney, Hawkes & Goldings, LLP, 75 Park Plaza, Boston, MA 02116.

         6. Repairs and Maintenance: Without in any manner expanding Lessor's maintenance and/or repair obligations under the 330 Nevada Street Lease, Lessor and Lessee agree that the following improvements and additions shall be made: (a) addition of limited additional air conditioning to the Premises; (b) replacement of rugs in certain areas of the Premises; and (c) painting of certain portions of the Premises. Lessor shall not in


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                           any event be responsible for more than Twenty Seven
                           Thousand Five Hundred Dollars ($27,500.00) of the total cost of these three items with the balance to be paid by Lessee. Lessee and Lessor will each obtain quotes for each of the three items. Lessee and Lessor then will agree on the vendor that is providing the services in each instance.

                  7.       Assignment and or Subletting: Article V, paragraph
                           A.12 is hereby amended by deleting lines 25 through 36 and substituting the following:


                                 "letting of the Premises resulting in payments to Lessee in excess of $18.00 per square foot, Lessor and Lessee shall divide equally the amount by which such payments exceed the sum of $18.00 per square foot and expenses actually incurred by lessee for broker's commission, reasonable attorney's fees and renovations to effectuate such assignment or subletting."

                  8. Option: Lessee shall have one (1) option to extend the 330 Nevada Street Lease with respect to the Premises for one (1) five (5) year period (the "Option"), commencing on January 1, 2006, provided the Lessee is not then in uncured default, which Option may be exercised only for all of Lessee's space, and no subportion thereof, and only by giving written notice thereof to Lessor not later than January 1, 2005. All other terms and conditions of the 330 Nevada Street Lease, unless otherwise agreed in writing, shall apply to the Option Term. The parties will execute a mutually agreeable amendment to the 330 Nevada Street Lease in the event the Option is exercised.

                  9. Annual Rent During Option Period: The annual rent during the Option Term shall be an amount equal to the fair market rental value of the Premises as of January 1, 2006. Such fair market rental value shall be determined by mutual agreement or as provided in this paragraph. In no event shall the fair market rental value be less than $18.00


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                           per square foot; if the parties are not able to agree
                           to the amount of fair market rental value and appraisal pursuant to this paragraph yields an amount less than $18.00 per square foot, then the parties agree that the fair market rental value shall be $18.00 per square foot. Upon Lessee's notification to lessor that it desires to exercise its Option, Lessor and Lessee shall promptly confer and attempt to agree upon the fair market rental for the Option Term. If Lessor and Lessee fail to agree on such amounts by March 1, 2005, the fair market rental value shall be appraised by a competent and experienced disinterested person selected by Lessor and reasonably satisfactory to Lessee. All costs associated with such appraisal shall be borne by Lessor. Lessor shall notify Lessee of the fair market rental value according to that appraisal no later than May 1, 2005. Said appraised rental value shall be deemed to be the fair market rental value for the Option Term unless Lessee notifies Lessor of its disagreement with such value in writing within ten
                           (10) days after receipt of the appraisal, and Lessee furnishes to Lessor an appraisal rental value by a competent and experienced disinterested person selected by Lessee and reasonably satisfactory to Lessor no later than July 1, 2005. All costs associated with such appraisal shall be borne by Lessee. If the difference between the higher appraisal and the lower appraisal does not exceed ten percent (10%) of the lower appraisal, the average of the two appraisals shall be deemed to be the fair market rental value. If the difference between the higher appraisal and the lower appraisal does exceed ten percent (10%) of the lower appraisal, then a competent and experienced disinterested person shall be appointed as a third appraiser by mutual agreement of the Lessor and Lessee no later than September 1, 2005. The third appraiser shall make his or her appraisal of rental value


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                           of the Premises by November 1, 2005, and the average
                           of the two closest appraisals shall then be deemed to be the fair market rental for the Option Term. All costs associated with such third appraisal shall be shared equally by Lessor and Lessee.

                  10. Broker: Lessor and Lessee each warrant to the other that it has had no dealings with any broker or agent in connection with this First Amendment, and agree to hold harmless and indemnify the other party from and against any and all costs (including, without limitation, attorney's fees for defense of an action), expenses or liability for any compensation, commissions or charges claimed by such a broker or agent.

                  11. Expansion Notices: Lessor has no obligation to notify Lessee of any space that becomes available in the Building and Article III, paragraph D is deleted in its entirety.

                  12. Waiver: Lessee hereby waives any and all claims and releases Lessor from any and all liability with respect to any cause of action Lessee has or may have as detailed in that certain letter from Lessee to Lessor dated January 7, 2000, or otherwise.

                  13. No Other Rights: Lessor represents and warrants to Lessee that all parties which have or had an interest or right to lease the Premises after Lessee's current tenancy expires have waived their rights to lease the Premises.

                  14. 330 Nevada Street Lease: All terms and conditions of the 330 NEVADA STREET LEASE not specifically changed by this First Amendment to the Lease shall remain in full force and effect.


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IN WITNESS WHEREOF, the said parties hereunto set their hands and seals as of the date first set forth above.

LESSEE                                        LESSOR
MATRITECH, INC.                               ONE NEVADA REALTY TRUST



/s/  Stephen D. Chubb                         /s/  Joseph Biotti, Jr.
----------------------------------            ---------------------------------
Stephen D. Chubb, CEO and Chairman            Joseph Biotti, Jr., Trustee
Thereunto Duly Authorized                     Thereunto Duly Authorized



/s/  David L. Corbet                          /s/  Francis L. Biotti
----------------------------------            ---------------------------------
David L. Corbet, President and COO            Francis L. Biotti, Trustee
Thereunto Duly Authorized                     Thereunto Duly Authorized


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